FOR IMMEDIATE RELEASE	Tuesday, August 7, 2018
TEGNA Inc. Reports 2018 Second Quarter Results
McLEAN, VA - TEGNA Inc. (NYSE: TGNA) today announced solid results for the second quarter ended June 30, 2018.

Highlights for the second quarter of 2018:

•
Total company revenue from continuing operations grew seven percent year-over-year, at the high end of the guidance range provided last quarter, driven by subscription revenue growth and higher political revenue. Adjusted revenue, excluding political advertising and previously terminated digital businesses, was up five percent year-over-year.

•
Subscription revenue was 16 percent higher year-over-year, a $29 million increase, on track to achieve guidance of mid-teens growth in 2018; subscription revenue now comprises 40 percent of total revenue, up from 37 percent in the second quarter of 2017.

•	Total paid subscribers were up year-over-year for the first time in several years fueled by continued growth of OTT subscribers in TEGNA markets.

•
Total advertising and marketing services revenue, which excludes political, declined five percent year-over-year on a GAAP basis, and three percent on an adjusted basis when revenue from discontinued marketing services is excluded.

•	Political revenue of $26 million set a second quarter historical record.

•	Premion full year guidance raised from $60 million to $75 million, excluding incremental political revenue, resulting from growing customer demand for this first-to-market OTT advertising service.

•	Total company adjusted EBITDA was $169.6 million.

•	GAAP earnings per diluted share from continuing operations were $0.43. Non-GAAP* earnings per diluted share from continuing operations were $0.36, an increase of 24 percent year-over-year.

•
Free cash flow of $93 million was 18 percent of revenue. In the second quarter, TEGNA reduced debt by $67 million, resulting in total debt of $3.2 billion and net leverage of 4.3x. $5.8 million was spent on share repurchases during the quarter.

•	Revolving credit agreement of $1.5 billion extended three years to June 2023 with existing favorable terms and financial covenants.

* See “Use of Non-GAAP Information” below for more details

“Our progress in the quarter gives us confidence that our growth strategy is on track,” said Dave Lougee, president and chief executive officer, TEGNA. “Our business mix continues to evolve toward predictable and profitable subscription-based revenue streams. Contrary to conventional wisdom, our paid subscriber base is very stable, and in fact, our total number of paid subscribers were up year-over-year for the first time in recent years. The bottom line: any lost traditional subs are being offset by new subscribers from OTT virtual MVPDs. As a result of this dynamic as well as annual rate increases, subscription revenues were up double-digits in the quarter. Demand for Premion continues to accelerate as we open new markets and offer new services. We are increasing Premion's full year revenue guidance from $60 million to $75 million, excluding political advertising on Premion.”

SECOND QUARTER KEY METRICS
In analyzing second quarter 2018 results, investors should be reminded that:

•	TEGNA’s odd-to even-year results are positively impacted by cyclical political advertising drivers due to the company’s footprint in states that tend to see substantial campaign spending.

•	The second quarter of 2018 is the last quarter of negatively impacted revenue variances of $6.2 million due to the conclusion of a transition services agreement with Gannett which ended June 2017.

The following table presents key metrics (in thousands):

Q2 2018 Key Metrics	GAAP	Non-GAAP (b)

Total company revenues	$524,080	$498,371
Advertising and marketing services (a)	281,847	281,847
Subscription	209,363	209,363
Political	25,709	—
Other	7,161	7,161

Operating income	154,135	147,809
Net income from continuing operations	92,512	78,393
Earnings from continuing operations per share	$0.43	$0.36

Adjusted EBITDA	NA	169,632
Adjusted EBITDA, excluding corporate expense	NA	180,853
Free cash flow	102,855	92,634
Free cash flow as a percentage of revenue (c)	19.6%	17.7%

(a) Includes traditional advertising, digital advertising as well as revenue from the company's digital marketing services business.
(b) Refer to Tables 2 through 5 for reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP.
(c) Calculated as a percent of total GAAP revenues in Q2 2018.

OVERVIEW OF SECOND QUARTER RESULTS
Total company revenues increased seven percent in the quarter on a GAAP basis primarily due to a $29 million increase in subscription revenue and an $18 million increase in political advertising. When excluding the cyclical political advertising and discontinued digital marketing services, total company adjusted revenues were up five percent.

Advertising and marketing services revenue on a non-GAAP basis, excluding discontinued digital marketing services, was three percent lower in the quarter compared to the second quarter of 2017. On a GAAP basis, advertising and marketing services revenue declined five percent.

GAAP expenses were up nine percent year-over-year, primarily driven by higher programming fees and investments in Premion, including the data management platform. We continue to reinvest the majority of Premion’s operating income in its growth in order to capitalize on Premion’s first to market opportunity in the local and regional OTT ad space. The GAAP operating expense comparison benefited from a gain on the sale of real estate. Non-GAAP operating expenses, excluding the real estate gain, were up 12 percent (refer to Table 2 for a reconciliation of non-GAAP operating expenses). Given the upward revision of Premion’s revenue outlook, we expect our full year Adjusted EBITDA margin to be in the range of 36 to 38 percent, excluding corporate expenses.

GAAP operating income totaled $154.1 million in the second quarter of 2018. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $169.6 million in the quarter and the Adjusted EBITDA margin equaled 32.4 percent. Adjusted EBITDA excluding corporate expenses was $180.9 million which resulted in a margin of 34.5 percent.

Net income from continuing operations was $92.5 million. On a non-GAAP basis, net income from continuing operations was 24 percent higher year-over-year and totaled $78.4 million reflecting a lower tax rate.

Special items of $6.3 million impacting operating results for the quarter included gains related to the sale of real estate in Houston and FCC spectrum repacking reimbursements, partially offset by an early lease termination payment. Special items impacting non-operating results totaled a gain of $11.0 million comprised of equity earnings from CareerBuilder’s sale of a business unit, partially offset by certain non-operating expenses and donations to the TEGNA Foundation. Refer to Table 2 for a reconciliation of results on a GAAP and non-GAAP basis.

SECOND QUARTER NON-OPERATING AND CASH FLOW ITEMS
Interest expense in the quarter was $49.1 million compared to $54.8 million in the second quarter of 2017. The decline was due primarily to lower average debt outstanding, partially offset by a slightly higher average interest rate. Debt outstanding was $3.2 billion and total cash was $24.5 million at the end of the quarter. Given that 85 percent of our debt has fixed interest rates, there was a minimal impact from rising interest rates during the quarter.

Other non-operating expenses were $0.3 million in the quarter compared to $21.1 million last year. The decrease was primarily attributable to a decline in transaction costs of $6.8 million and the absence of $9.3 million of impairment charges recognized in 2017. Pension expense was also $3.1 million lower due to recent strong investment returns achieved.

Cash flow from operating activities for the second quarter of 2018 was $102.9 million. Free cash flow from continuing operations (a non-GAAP measure - refer to Table 5) was $92.6 million compared to $71.4 million in the second quarter of 2017. This increase is primarily attributable to declines in tax payments ($18.7 million), lower interest payments ($9.2 million) and cash dividends received in the second quarter of 2018 of $11.5 million (primarily from CareerBuilder). These increases are partially offset by declines of approximately $26 million from the disposition of Cars.com and CareerBuilder which were spun-off and sold, respectively, during 2017.

During the second quarter, TEGNA repaid $67 million of debt and spent $5.8 million on share repurchases.

THIRD QUARTER 2018 REVENUE OUTLOOK
In the third quarter, TEGNA expects GAAP total company revenue to increase mid-teens year-over-year driven by substantially higher political revenue, subscription revenue growth and innovative initiatives such as Premion.

UPDATE ON KEY MESSAGES AND STRATEGIC INITIATIVES

•
Structured Content Innovation process - TEGNA’s disciplined and intensive Content Innovation process continues to produce tangible results as TEGNA grows and broadens its offerings to audiences on all platforms.

•
Recapturing local news viewers - KUSA in Denver cancelled the #1 6pm newscast in the market and replaced it with a dramatically different product, “NEXT with Kyle Clark.” 72 percent of the viewers in the time period turned over, and “NEXT” is now the #1 newscast in all of Colorado with Adults 25-54, comprised of many viewers who had stopped watching local news.

•	Transforming morning news - A focused transformation effort on morning newscasts is producing results across TEGNA. An example is in St. Louis, where KSDK has doubled its share of morning viewers.

•
Industry-wide recognition for innovation - Won 10 National Edward R. Murrow Awards for excellence in journalism, more than any other company. Six were for overall excellence, but nine were for excellence in innovation and eight originated from pilot concepts created by TEGNA innovators.

•	Announced Facebook Watch series - As part of TEGNA’s comprehensive voter education plan, partnered with Facebook Watch on a new digital-first series, “An Imperfect Union.”

•
Launched DEALBOSS commerce brand - Successfully launched the DEALBOSS commerce brand across TEGNA’s local stations’ digital and social platforms and on-air in select markets. DEALBOSS empowers audiences to be smart, savvy shoppers by providing discounts, information, reviews and early Amazon Prime deals.

•
Increased Premion reach and revenue outside of TEGNA’s broadcast footprint - Premion began piloting partnerships with local media broadcast groups and other businesses to enable Premion sales in additional local markets. Premion has now generated revenue in all 50 states.

•	Premion Data Management Platform (DMP) - Accelerated buildout of new ancillary business for Premion, leveraging audience data targeting capabilities for brands and advertisers.

•
Invested in technology driving Premion growth - Closed a minority investment in MadHive, a leading advertising and data technology company pioneering the OTT advertising space. This investment will further cement Premion’s partnership with MadHive and drive continued innovation across both companies.

CAPITAL ALLOCATION UPDATE / M&A OUTLOOK
TEGNA follows a disciplined capital allocation strategy focused on creating value for long-term shareholders. The company’s flexible investment evaluation process seeks to maximize returns by anticipating and taking advantage of new opportunities and evolving market conditions.

•
Structured, repeatable process - TEGNA has abundant and stable cash flows, which are used to execute value accretive M&A, retire debt, pay dividends and opportunistically repurchase shares at attractive prices.

•
Substantial consolidation opportunities in broadcast industry - With the possible changes in ownership regulations, the broadcast industry is likely poised for accelerated consolidation and station ownership changes. TEGNA remains uniquely positioned to benefit from both vertical and horizontal M&A opportunities due to its strong station portfolio in attractive markets and its track record of exceeding acquisition return targets. The company continues to actively evaluate a broad range of acquisition opportunities that are EPS and free cash flow accretive within the first 12-18 months.

•
Proven track record of meeting or exceeding EPS and free cash flow acquisition criteria - All of TEGNA’s broadcast transactions (including Belo and London Broadcasting) have exceeded these targets. For instance, this year’s acquisition of KFMB in San Diego was immediately free cash flow accretive and will be EPS accretive by the end of the year, one quarter ahead of schedule.

CONFERENCE CALL
As previously announced, the company will hold an earnings conference call at 8:30 a.m. ET today. The call can be accessed via a live webcast through the company’s Investors website, investors.TEGNA.com, or listen-only conference lines. U.S. callers should dial 1-888-394-8218 and international callers should dial 1-323-794-2588 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 1183984. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Tuesday, August 7, at 12:30 p.m. (ET) to Tuesday, August 21, at 12:30 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 1183984. Materials related to the call will be available through the Investor Relations section of the company’s website Tuesday morning.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. With 47 television stations and two radio stations in 39 markets, TEGNA delivers relevant content and information to consumers across platforms. It is the largest owner of top 4 affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. Each month, TEGNA reaches 50 million adults on-air and approximately 30 million across its digital platforms. TEGNA has been consistently honored with the industry’s top awards, including Edward R. Murrow, George Polk, Alfred I. DuPont and Emmy Awards. TEGNA delivers results for advertisers through unparalleled and innovative solutions including OTT local advertising network Premion, centralized marketing resource Hatch, and G/O Digital, a one-stop shop for local businesses to connect with consumers through digital marketing. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. For more information, visit www.TEGNA.com.

Certain statements in this press release may be forward looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward-looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Anne Bentley
Vice President, Investor Relations	Vice President, Corporate Communications
703-873-6917	703-873-6366
jheinz@TEGNA.com	abentley@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended June 30,
	2018	2017	% Increase (Decrease)

Revenues	$524,080	$489,369	7.1

Operating expenses:
Cost of revenues, exclusive of depreciation	264,294	229,683	15.1
Business units - Selling, general and administrative expenses, exclusive of depreciation	78,933	75,302	4.8
Corporate - General and administrative expenses, exclusive of depreciation	11,221	14,248	(21.2)
Depreciation	13,861	13,318	4.1
Amortization of intangible assets	7,962	5,388	47.8
Asset impairment and facility consolidation charges	(6,326)	1,350	****
Total	369,945	339,289	9.0
Operating income	154,135	150,080	2.7

Non-operating (expense):
Equity income (loss) in unconsolidated investments, net	15,547	(946)	****
Interest expense	(49,104)	(54,843)	(10.5)
Other non-operating items	(311)	(21,108)	(98.5)
Total	(33,868)	(76,897)	(56.0)

Income before income taxes	120,267	73,183	64.3
Provision for income taxes	27,755	23,913	16.1
Income from continuing operations	$92,512	$49,270	87.8

Earnings from continuing operations per share:
Basic	$0.43	$0.23	87.0
Diluted	$0.43	$0.23	87.0

Weighted average number of common shares outstanding:
Basic	216,342	215,501	0.4
Diluted	216,515	217,812	(0.6)

Dividends declared per share	$0.07	$0.07	—

CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Six months ended June 30,
	2018	2017	% Increase (Decrease)

Revenues	$1,026,170	$948,439	8.2

Operating expenses:
Cost of revenues, exclusive of depreciation	522,787	461,091	13.4
Business units - Selling, general and administrative expenses, exclusive of depreciation	152,554	143,731	6.1
Corporate - General and administrative expenses, exclusive of depreciation	23,929	29,581	(19.1)
Depreciation	27,332	26,535	3.0
Amortization of intangible assets	14,744	10,777	36.8
Asset impairment and facility consolidation charges	(6,326)	3,533	****
Total	735,020	675,248	8.9
Operating income	291,150	273,191	6.6

Non-operating (expense):
Equity income (loss) in unconsolidated investments, net	14,309	(2,415)	****
Interest expense	(96,829)	(110,258)	(12.2)
Other non-operating items	(12,791)	(23,182)	(44.8)
Total	(95,311)	(135,855)	(29.8)

Income before income taxes	195,839	137,336	42.6
Provision for income taxes	48,140	43,408	10.9
Income from continuing operations	$147,699	$93,928	57.2

Earnings from continuing operations per share:
Basic	$0.68	$0.44	54.5
Diluted	$0.68	$0.43	58.1

Weighted average number of common shares outstanding:
Basic	216,309	215,404	0.4
Diluted	216,753	217,691	(0.4)

Dividends declared per share	$0.14	$0.21	(33.3)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating business unit and consolidated company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, Adjusted revenues and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of certain non-operating expenses (past and prospective business acquisition and integration costs), severance expense, items related to asset impairment and facility consolidations, TEGNA Foundation donations, costs associated with the Cars.com spin-off transaction, tax impacts associated with the acquisition of KFMB, and a net gain on equity method investment. The company believes that such gains, expenses and charges are not indicative of normal, ongoing operations. Such items vary from period to period and are significantly impacted by the timing and nature of these events. Therefore, while the company may incur or recognize these types of gains, expenses and charges in the future, management believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of the company’s ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), non-GAAP financial performance measures that it believes offer a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income from continuing operations before (1) interest expense, (2) income taxes, (3) equity income (losses) in unconsolidated investments, net, (4) other non-operating items such as corporate transaction expenses (such as business acquisition and disposition costs) and investment income, (5) severance expense, (6) facility consolidation charges, (7) impairment charges, (8) depreciation and (9) amortization. The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income from continuing operations. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

The company also considers adjusted revenues to be an important non-GAAP financial measure. Adjusted revenue is calculated by taking total company revenues on a GAAP basis and adjusting it to exclude (1) estimated net incremental Olympic and Super Bowl revenue, (2) Political revenues, and (3) revenues associated with a discontinued portion of our DMS business. These adjustments are made to the company's reported revenue on a GAAP basis in order to evaluate and assess our core operations on a comparable basis, and it represents the ongoing operations of our broadcast business.

This earnings release also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property and equipment”. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in discussions with the investment community. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

Tabular reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the following tables.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's consolidated statements of income follow:

	GAAP Measure	Special Items			Non-GAAP Measure
	Quarter ended June 30, 2018	Operating asset impairment and facility consolidation	Other non-operating items	Net gain on equity method investment	Quarter ended June 30, 2018

Asset impairment and facility consolidation charges	$(6,326)	$6,326	$—	$—	$—
Operating expenses	369,945	6,326	—	—	376,271
Operating income	154,135	(6,326)	—	—	147,809
Equity income (loss) in unconsolidated investments, net	15,547	—	—	(16,758)	(1,211)
Other non-operating items	(311)	—	5,722	—	5,411
Total non-operating expenses	(33,868)	—	5,722	(16,758)	(44,904)
Income before income taxes	120,267	(6,326)	5,722	(16,758)	102,905
Provision (benefit) for income taxes	27,755	2	971	(4,216)	24,512
Net income from continuing operations	92,512	(6,328)	4,751	(12,542)	78,393
Net income from continuing operations per share-diluted (a)	$0.43	$(0.03)	$0.03	$(0.06)	$0.36

(a) - Per share amounts do not sum due to rounding.

	GAAP Measure	Special Items				Non-GAAP Measure
	Quarter ended June 30, 2017	Severance expense	Operating asset impairment and facility consolidation	Other non-operating items	Special tax benefit	Quarter ended June 30, 2017

Asset impairment and facility consolidation charges	$1,350	$—	$(1,350)	$—	$—	$—
Operating expenses	339,289	(1,354)	(1,350)	—	—	336,585
Operating income	150,080	1,354	1,350	—	—	152,784
Other non-operating items	(21,108)	—	—	19,754	—	(1,354)
Total non-operating expenses	(76,897)	—	—	19,754	—	(57,143)
Income before income taxes	73,183	1,354	1,350	19,754	—	95,641
Provision for income taxes	23,913	523	522	3,942	3,637	32,537
Net income from continuing operations	49,270	831	828	15,812	(3,637)	63,104
Net income from continuing operations per share-diluted (a)	$0.23	$—	$—	$0.07	$(0.02)	$0.29

(a) - Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items				Non-GAAP Measure
	Six months ended June 30, 2018	Operating asset impairment and facility consolidation	Pension lump-sum payment charge	Other non-operating items	Net gain on equity method investment	Six months ended June 30, 2018

Asset impairment and facility consolidation charges	$(6,326)	$6,326	$—	$—	$—	$—
Operating expenses	735,020	6,326	—	—	—	741,346
Operating income	291,150	(6,326)	—	—	—	284,824
Equity income (loss) in unconsolidated investments, net	14,309	—	—	—	(16,758)	(2,449)
Other non-operating items	(12,791)	—	6,300	15,184	—	8,693
Total non-operating expenses	(95,311)	—	6,300	15,184	(16,758)	(90,585)
Income before income taxes	195,839	(6,326)	6,300	15,184	(16,758)	194,239
Provision (benefit) for income taxes	48,140	2	1,608	(472)	(4,216)	45,062
Net income from continuing operations	147,699	(6,328)	4,692	15,656	(12,542)	149,177
Net income from continuing operations per share-diluted (a)	$0.68	$(0.03)	$0.02	$0.07	$(0.06)	$0.69

(a) - Per share amounts do not sum due to rounding.

	GAAP Measure	Special Items				Non-GAAP Measure
	Six months ended June 30, 2017	Severance expense	Operating asset impairment and facility consolidation	Other non-operating items	Special tax benefit	Six months ended June 30, 2017

Asset impairment and facility consolidation charges	$3,533	$—	$(3,533)	$—	$—	$—
Operating expenses	675,248	(3,053)	(3,533)	—	—	668,662
Operating income	273,191	3,053	3,533	—	—	279,777
Other non-operating items	(23,182)	—	—	29,303	—	6,121
Total non-operating expenses	(135,855)	—	—	29,303	—	(106,552)
Income before income taxes	137,336	3,053	3,533	29,303	—	173,225
Provision for income taxes	43,408	1,174	1,325	6,292	3,637	55,836
Net income from continuing operations	93,928	1,879	2,208	23,011	(3,637)	117,389
Net income from continuing operations per share-diluted	$0.43	$0.01	$0.01	$0.11	$(0.02)	$0.54

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 3

	Quarter ended June 30,
	2018	2017	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$92,512	$49,270	87.8
Provision for income taxes	27,755	23,913	16.1
Interest expense	49,104	54,843	(10.5)
Equity (income) loss in unconsolidated investments, net	(15,547)	946	****
Other non-operating items	311	21,108	(98.5)
Operating income (GAAP basis)	154,135	150,080	2.7
Severance expense	—	1,354	(100.0)
Asset impairment and facility consolidation charges	(6,326)	1,350	****
Adjusted operating income (non-GAAP basis)	147,809	152,784	(3.3)
Depreciation	13,861	13,318	4.1
Amortization of intangible assets	7,962	5,388	47.8
Adjusted EBITDA (Non-GAAP basis)	$169,632	$171,490	(1.1)
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	11,221	14,111	(20.5)
Adjusted EBITDA, excluding Corporate (Non-GAAP basis)	$180,853	$185,601	(2.6)

	Six months ended June 30,
	2018	2017	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$147,699	$93,928	57.2
Provision for income taxes	48,140	43,408	10.9
Interest expense	96,829	110,258	(12.2)
Equity (income) loss in unconsolidated investments, net	(14,309)	2,415	****
Other non-operating items	12,791	23,182	(44.8)
Operating income (GAAP basis)	291,150	273,191	6.6
Severance expense	—	3,053	(100.0)
Asset impairment and facility consolidation charges	(6,326)	3,533	****
Adjusted operating income (non-GAAP basis)	284,824	279,777	1.8
Depreciation	27,332	26,535	3.0
Amortization of intangible assets	14,744	10,777	36.8
Adjusted EBITDA (Non-GAAP basis)	$326,900	$317,089	3.1
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	23,929	28,521	(16.1)
Adjusted EBITDA, excluding Corporate (Non-GAAP basis)	$350,829	$345,610	1.5

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4
Reconciliations of adjusted revenues to our revenues presented in accordance with GAAP on our Consolidated Statements of Income are presented below (in thousands):
	Quarter ended June 30,
	2018	2017	% Increase (Decrease)

Advertising and marketing services (a)	$281,847	$296,346	(4.9%)
Subscription	209,363	180,343	16.1%
Political	25,709	7,446	****
Other	7,161	5,234	36.8%
Total company revenues (GAAP basis)	$524,080	$489,369	7.1%

Factor impacting comparisons:
Discontinued digital marketing services	—	(6,172)	(100.0%)
Political	(25,709)	(7,446)	****
Total company revenues (Non-GAAP basis)	$498,371	$475,751	4.8%

(a) Includes traditional advertising, digital advertising as well as revenue from the company's digital marketing services business.

	Quarter ended June 30,
	2018	2017	% Increase (Decrease)

Advertising and marketing services (GAAP basis)	$281,847	$296,346	(4.9%)
Discontinued digital marketing services	—	(6,172)	(100.0%)
Subtotal advertising and marketing services (Non-GAAP basis)	$281,847	$290,174	(2.9%)

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

“Free cash flow” is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures.

	Quarter ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Net cash flow from operating activities	$102,855	$103,107	$154,041	$243,024
Purchase of property and equipment	(10,221)	(31,744)	(20,864)	(49,703)
Free cash flow	$92,634	$71,363	$133,177	$193,321

Note: The 2017 free cash flow numbers presented in the table above includes Cars.com and CareerBuilder which were spun-off and sold, respectively, during 2017.